                                                                   EXHIBIT 10.16


                   SALES, LICENSE AND NONCOMPETITION AGREEMENT

      SALES, LICENSE AND NONCOMPETITION AGREEMENT, made and entered into as of June 14, 1996, by and between Electronic Accessory Specialists International, L.L.C., a Delaware limited liability company ("EASi"), and Extended Systems Incorporated, a Delaware corporation ("Extended"). EASi and Extended are each sometimes referred to herein as a "Party" and collectively as the "Parties".

      The parties hereto, intending to be legally bound, hereby agree as follows:

      1.    SALES OF PRODUCTS

            1.1   Joint Development of Products.

                  (a) The Parties hereby agree to jointly develop the Products as set forth on Exhibit A attached hereto, and any other products agreed to by the Parties (which products shall be added to Exhibit A as an amendment to this Agreement (collectively the "Joint Products"). The specific duties of each Party with respect to the development of the Joint Products are as set forth on Exhibit B attached hereto, and such other duties as agreed to by the Parties. The Products, and all technology, patents, patent applications, intellectual property and know-how utilized in developing the Joint Products or relating to or resulting from the development of the Joint Products (the "Product Technology") shall be considered the joint property of the Parties, except for any Product Technology which was previously owned or developed by a Party, which Product Technology shall be considered the property of such Party.

                  (b) The preliminary timetable for the development of the Joint Products is as set forth on Exhibit C attached hereto. The Parties shall develop additional mutually agreeable cost, schedule and performance criteria, and each Party agrees to use its best efforts to meet or exceed such criteria. In addition, each Party intends to contribute substantially equivalent time and effort to the development of the Joint Products.

                  (c) Each Party shall have the right to manufacture, market and sell the Joint Products and any other derivative product utilizing the platform developed with respect to the Joint Products (the "Other Products"), or upon the mutual agreement of both Parties, to jointly manufacture, market and/or sell any Joint Product or Other Products.

                  (d) For each Joint Product or Other Product sold by any Party or any of its affiliates in any calendar quarter, such selling Party (on its own behalf and on behalf of its affiliate) shall pay to the other Party, within [*] days after the end of such calendar [*], a royalty equal to [*] percent ([*]%) of the sale price actually received by the Party (net of returns and allowances) of such sold Joint Product, which royalties shall be payable at such times as Earned Royalties are payable pursuant to Section 2.10 below.

[*]  CONFIDENTIAL TREATMENT REQUESTED

                  (e) Each Party agrees to keep all proper records and books of account and all proper entries therein relating to the manufacture and sale of Joint Products by such Party. Each Party may, at such Party's expense, cause an audit to be made of the applicable records in order to verify statements rendered hereunder. Any such audit shall be conducted only by a certified public accountant (other than on a contingency-fee basis) and shall be conducted during regular business hours at the other Party's offices and in such a manner as not to interfere with the other Party's normal business activities. Prompt payment of any amount found due and owing such Party under subsection (d) above shall be made by the other Party upon demand by such Party. Each Party hereby agrees to make available to the other Party, upon reasonable request, and at a reasonable place and time, its records and reports pertaining to the audit and any such records and reports prepared for the other Party by third parties, but only in the event that such Party makes any claim with respect to such audit. The other Party may, prior to making any additional payments as provided above, review such records and reports and challenge the audit, in which event such additional payments shall not be made until the audit issues are resolved.

                  (f) In the event that EASi manufactures any of the Joint Products, then Extended shall purchase such Joint Products [*] from EASi, subject to reasonable quality standards. EASi shall sell such Joint Products to Extended at the JP Incremental Cost (as hereinafter defined), if applicable, multiplied by [*]%. "JP Incremental Cost" shall mean the costs of [*]% of manufacturing the Joint Products. [*] by EASi to Extended with respect to sales of Joint Products by EASi to Extended.

            1.2 Purchase of EASi Products. During the Term (as hereinafter defined), EASi will make available for sale by Extended in its distribution channels all EASi Products (as hereinafter defined); provided, however, that Extended shall not be able to sell any EASi Products to customers or groups of customers identified on Exhibit D attached hereto. The terms of any such sales will be governed by purchase orders consistent with the terms and conditions offered by EASi to other similar customers; provided, however, that in all cases, EASi shall sell to Extended EASi Products [*], including, without limitation, [*], excluding the Licensed Technology (as hereinafter defined), plus the Incremental Cost (as hereinafter defined), if applicable, multiplied by [*]%. "EASi Products" shall mean mechanical docking products (including, without limitation, port replicator products) which allow the user of portable computers to physically connect such user's portable computer to various equipment and mechanical docking station products which incorporate the Licensed Technology thereby permitting either a physical or infra-red connection (see Exhibit E for an example thereof). "Incremental Cost" shall mean the costs of [*] of adding the Licensed Technology to any EASi Product.

            1.3 Purchase of Extended Products. During the Term, Extended will make available for sale by EASi all Extended Products (as hereinafter defined); provided, however, that EASi shall not be able to sell any Extended Products to customers or groups of customers identified on Exhibit F attached hereto. The terms of any such sales will be governed by purchase orders consistent with the terms and conditions offered by Extended to other similar customers; provided, however, that in all cases, Extended shall sell to EASi Extended Products [*], including, without limitation, [*]


[*]  CONFIDENTIAL TREATMENT REQUESTED

"Extended Products" shall mean infra-red products which allow the user of portable computers to connect such user's portable computer to various equipment utilizing an infra-red link instead of a physical connection.

      2.    LICENSE

            2.1 Definitions. The following terms as used herein shall have the following meaning:

                  (a) IR Products. The "EASi IR Product(s)" shall be the EASi developed, licensed or otherwise acquired equipment and products which incorporate the Licensed Technology and are marketed and distributed by EASi through any of its distribution channels.

                  (b) Licensed Technology. The "Licensed Technology" consists of the infra-red technology developed by Extended and described in the specifications in Exhibit G attached hereto and any and all Extended-developed additions, improvements, innovations, enhancements, modifications, variations, changes or the like of or related in any way to the technology described in Exhibit G (now or in the future).

            2.2 License Grants. Extended hereby grants to EASi a royalty bearing, non-exclusive, limited transferable (i.e., transfer shall be limited to entities controlled by, controlling or under the control of EASi), [*], to use, [*] and incorporate the Licensed Technology into EASi IR Products, and to manufacture, distribute and sell products which incorporate the Licensed Technology during the Term.

            2.3 Ownership of the Licensed Technology. By operation of and performance under this Agreement, EASi acquires only the right to the Licensed Technology as specified herein and does not acquire any right of ownership. Except for the license granted hereunder, all rights, title and interest in the Licensed Technology, the specifications (Exhibit G) , and updates, developments, enhancements or modifications thereto made by Extended shall at all times remain with Extended. All rights, title and interest in any updates, developments, enhancements or modifications or the like made or related to the Licensed Technology which may be developed by EASi or its affiliates shall at all times remain with EASi or such affiliates (as the case may be).

            2.4   Product Marketing.

                  (a) EASi shall at all times have the sole discretion to set and determine all terms and conditions of sale of all EASi IR Products incorporating the Licensed Technology. EASi shall at all times have the sole discretion to develop and approve all such EASi IR Products' marketing materials and activities.

                  (b) Extended has adopted and owns certain trademarks and service marks used in identifying and marketing Extended technology, products and services ("Trademarks"). Extended hereby grants to EASi the non-exclusive right to use the Trademarks in the marketing of EASi IR Products. EASi recognizes and consents for all purposes that all Trademarks, logos, trade names and

[*]  CONFIDENTIAL TREATMENT REQUESTED
related acronyms and the like of Extended relating to the Licensed Technology, whether or not registered, constitute the exclusive property of Extended and cannot be used by EASi pursuant to this license, except as specified in this Agreement, nor shall EASi use any confusingly similar mark, logo, trade name or the like. EASi will, however, be required to identify the Licensed Technology with the Extended tradename "Jet Eye," although EASi may package the EASi IR Products in any manner it chooses. Except as provided above, nothing contained in this Agreement shall be construed as conferring any right upon EASi to use in advertising, publicity or other promotional activities any Trademark, trade name or other designation, unless the prior written permission of Extended has been obtained, which consent will not be unreasonably withheld. EASi shall use the Trademarks with such words qualifying or identifying the relationship of Extended and EASi as Extended from time to time reasonably prescribes. Extended will have the sole right, but not the obligation, to register and enforce its Trademarks and other marks that it adopts, acquires or uses in the United States and countries outside the United States.

            2.5 Representations and Warranties of Extended. Extended hereby represents and warrants to EASi as follows:

                  (a) That it has the full and exclusive right and power to enter into and perform according to the terms of this Agreement, and that it has the exclusive right to grant to EASi each of the rights herein granted to EASi.

                  (b) That no other person or organization or entity has or will have any right, title or interest in or to all or any portion of the Licensed Technology which would in any way curtail or impair any of the rights granted to EASi herein, and that it has not heretofore done or permitted to be done and will not hereafter do or authorize or permit to be done any act or thing which is or may be in any way inconsistent with or which may in any way curtail or impair any right herein granted to EASi.

                  (c) That it now owns or controls and will, at all times hereafter own or control all right, title and interest in and to the Licensed Technology free from any encumbrances which would in any way curtail or impair any of the rights granted to EASi herein.

            2.6 Representations and Warranties of EASi. EASi hereby represents and warrants to Extended as follows:

                  (a) That any publication of the Licensed Technology by EASi shall contain proper patent, copyright and other restricted rights notices in the name of Extended as requested by Extended.

                  (b) That EASi shall not use, [*], sell or otherwise distribute the Licensed Technology except pursuant to the terms of this Agreement; provided, however, that nothing contained herein shall be construed or intended to prevent or limit EASi from disclosing the Licensed Technology to, and allowing the use thereof by, third party subcontractors involved in the manufacture of EASi IR Products on behalf of EASi, provided that EASi first obtains from any such subcontractor an agreement to keep confidential the Licensed Technology and not use the Licensed Technology except for such purpose.


[*]  CONFIDENTIAL TREATMENT REQUESTED

                  (c) That it has the full and exclusive right and power to enter into and perform according to the terms of this Agreement.

            2.7   Mutual Indemnity.

                  (a) Extended hereby agrees to indemnify EASi from those damages finally awarded to EASi against Extended or to a third person against EASi, or settlement payments made to a third person by EASi with the consent of Extended (which consent shall not be unreasonably withheld), and save, and hold EASi harmless from any and all claims or losses (including attorneys' and expert witnesses' fees) (collectively, the "EASi Damages") arising out of or in connection with or by reason of or resulting from a breach of any of the warranties, representations or agreements made by Extended in this Section 2. In the event Extended rejects a settlement offer in a third person action, Extended must thereafter assume the defense of such action and promptly reimburse EASi for the EASi Damages. Prompt notice shall be given to Extended of any third person action to which the indemnity relates and Extended shall have the right, at its own expense, to control the defense or settlement thereof with counsel of its choice, at Extended's expense. EASi shall provide Extended with reasonable information, authority and assistance necessary to perform under this indemnity. Reasonable out-of-pocket expenses incurred by EASi for such assistance (including attorneys' fees) will be promptly reimbursed by Extended.

                  (b) EASi hereby agrees to indemnify Extended from those damages finally awarded to Extended against EASi or to a third person against Extended, or settlement payments made to a third person by Extended with the consent of EASi (which consent shall not be unreasonably withheld), and save, and hold Extended harmless from any and all claims or losses (including attorneys' and expert witnesses' fees) (collectively, the "Extended Damages") arising out of or in connection with or by reason of or resulting from a breach of any of the warranties representations, or agreements made by EASi in this
Section 2. In the event EASi rejects a settlement offer in a third person action, EASi must thereafter assume the defense of such action and promptly reimburse Extended for the Extended Damages. Prompt notice shall be given to EASi of any third person action to which the indemnity relates and EASi shall have the right, at is own expense, to control the defense or settlement thereof with counsel of its choice, at EASi's expense. Extended shall provide EASi with reasonable information, authority, and assistance necessary to perform under this indemnity. Reasonable out-of-pocket expenses incurred by Extended for such assistance (including attorneys' fees) will be reimbursed by EASi.

            2.8 Legal Action to Protect the Licensed Technology. Extended will, upon the written request of EASi, bring infringement actions or take any other legal action EASi reasonably deems appropriate to enforce the Licensed Technology; provided, however, that no such action shall be required to the extent that it would be commercially unreasonable to take such action.

            2.9 Indemnification for Infringement. Notwithstanding anything herein to the contrary, Extended will defend EASi against a claim that the Licensed Technology furnished and used within the scope of this Agreement infringes a patent which is held by someone other than Extended (a "Claim"), and Extended will indemnify EASi from, and hold EASi harmless against, any damages finally awarded or final settlement amount based upon a Claim, provided that:
(i) EASi notifies Extended in writing within thirty (30) days after written notification of a Claim is received by EASi; and (ii) Extended shall have the right, in its sole discretion, to assume the defense and all related settlement negotiations; provided, however, that no settlement may be made which could infringe upon or impair the rights of EASi to use the Licensed Technology or otherwise without the prior written consent of EASi.

      In the event the Licensed Technology is held or reasonably believed by Extended to infringe, Extended shall have the option, at its expense, to replace or modify the Licensed Technology with a version that is non-infringing, or, at the option of EASi, either: (i) procure for EASi the right to continue the use, sale and marketing of such Licensed Technology; or (ii) immediately refund all amounts previously paid by EASi to Extended pursuant to Section 2.10 below.

            2.10  Royalties.

            (a) In consideration of the license grants made to EASi hereunder, EASi agrees to pay to Extended royalty payments on EASi IR Products as follows:



     Aggregate Number of                 Royalty
Units of EASi IR Products Sold           per Unit
------------------------------           --------
[*]                                       $[*]
[*]                                       $[*]
[*]                                       $[*]
[*]                                       $[*]
[*]                                       $[*]

subject to the remainder of this Section 2.10 (the "Earned Royalties"). No Earned Royalties shall be due or payable by EASi to Extended with respect to sales of EASi IR Products by EASi to Extended. Notwithstanding the above, in the event Extended licenses any or all of the Licensed Technology for a fee or royalties which are less than the royalties payable hereunder, then the royalty rate payable hereunder shall thereafter be reduced to such lower fee or rate.

                  (b) Within [*] ([*]) days after the end of each calendar [*] with respect to which EASi owes Extended any Earned Royalties, EASi shall furnish Extended with a statement, together with payment for any amount shown thereby to be due to Extended. The royalty statement shall be based upon unit sales of the EASi IR Products during the calendar quarter then ended, and shall contain information sufficient to discern how the royalty payment, if any, was computed.

                  (c) EASi agrees to keep all proper records and books of account and all proper entries therein relating to the manufacture and sale of EASi IR Products and the sublicensing of the Licensed Technology. Extended may, at Extended's expense, cause an audit to be made of the applicable records in order to verify statements rendered hereunder. Any such audit shall be conducted only by a certified public accountant (other than on a contingency-fee bass) and shall be conducted during regular

[*]   CONFIDENTIAL TREATMENT REQUESTED
business hours at EASi's offices and in such a manner as not to interfere with EASi's normal business activities. Prompt payment of any amount found due and owing Extended under this Section shall be made by EASi upon demand by Extended. Extended hereby agrees to make available to EASi, upon reasonable request, and at a reasonable place and time, its records and reports pertaining to the audit and any such records and reports prepared for Extended by third parties, but only in the event that Extended makes any claim with respect to such audit. EASi may, prior to making any additional payments as provided above, review such records and reports and challenge the audit, in which event such additional payments shall not be made until the audit issues are resolved.

            2.11 Rights and Obligations Under Expiration or Termination of this Agreement. The provisions of this Section 2 and of Sections 1.1(d), 1.1(e) and 5 below shall survive the expiration or termination of the Term.

      3. TERM. Except as provided in Section 2. 11 above, the term of this Agreement shall commence on the date hereof and shall continue for [*] ([*]) years thereafter (the "Initial Term") and, subject to the remainder of Section 4, shall continue on a year-to-year basis thereafter (the "Renewal Term"). This Agreement shall not include the Renewal Term if either Party terminates this Agreement by written notice of termination to the other Party at least ninety
(90) days prior to the expiration of the Initial Term. The Renewal Term may be terminated by either Party upon written notice to the other Party at least ninety (90) days prior to the expiration of such Renewal Term. The Initial Term and Renewal Term, if any, are sometimes collectively referred to as the "Term."

      4.    COVENANTS NOT-TO-COMPLETE.

                  (a) EASi agrees that during the Term, neither EASi nor any of its affiliates shall, directly or indirectly, for itself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, manager, member, investor, principal, consultant or in any other capacity): (i) [*]; or (ii) finance any person or entity in any manner or in any way inconsistent with the intents and purposes of (i) above.

                  (b) Extended agrees that during the Term, neither Extended nor any of its affiliates shall, directly or indirectly, for itself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, manager, member, investor, principal, consultant or in any other capacity): (i) [*]; or (ii) finance any person or entity in any manner or in any way inconsistent with the intents and purposes of (i) above.

[*]  CONFIDENTIAL TREATMENT REQUESTED

                  (c) In the event of any Party's breach, or threatened breach, of any term or provision contained in this Section 4, the breaching Party agrees that the non-breaching Party and/or its affiliates shall be entitled to the right of specific performance and/or both temporary and permanent injunctive relief.

                  (d) It is the intent of each of the Parties that the covenants not-to-compete contained in this Section 4 be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the Parties that the court should reform such covenant to such narrower scope as it may determine is necessary to make such covenant enforceable.

                  (e) Each of the Parties hereto recognizes and agrees that this Section 4 is necessary and essential to the protection of the business conducted and to be conducted in the future by the Parties and/or their respective affiliates, and to enable the Parties to realize and derive all of the benefits, rights and expectations of this Agreement; that the area and duration of the covenants herein are in all aspects, under the circumstances of this Agreement, reasonable; and that good and valuable consideration exists for such Party agreeing to be bound by such covenants.

      5.    MISCELLANEOUS PROVISIONS

            5.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if personally delivered or if mailed by United States certified or registered mail, return receipt requested, postage prepaid, or if sent by facsimile transmission, prepaid telegram or telex or by Federal Express or similar overnight courier, addressed to the Party at the address designated herein. A Party may change its address for notices by giving notice in like manner. Any notice or other communication shall be deemed to have been given to, or received by, the appropriate party as of the date on which it is personally delivered or delivered by facsimile transmission or, if mailed, on the third business day after the date on which it is deposited in the United States mail, or if telegraphed or telexed or sent by Federal Express or similar overnight courier, on the business day after it is transmitted.

            5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            5.3 Successors and Assigns. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective legal representatives, heirs, successors and permitted assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

            5.4 Modification to Be in Writing. This Agreement, together with the Exhibits attached hereto, constitute the entire understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, understandings and agreements in regard thereto (including, without limitation, that certain Confidentiality Agreement, dated as of February 15, 1996, by and between the Parties). No amendment, modification or alteration of the terms hereof shall be binding unless the same is signed by all the Parties.

            5.5 No Waiver. Failure or delay of either Party in exercising any right or remedy under this Agreement will not operate as a waiver hereof. The express waiver by any Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by said Party. No waiver will be effective unless and until it is in written form and signed by the waiving Party.

            5.6 No Third Party Rights. This Agreement and the covenants and agreements contained herein are solely for the benefit of the Parties. No other person shall be entitled to enforce or make any claims, or have any rights pursuant to the provisions of this Agreement.

            5.7 Heading The captions in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement. References in this Agreement to any Article, Section, paragraph, Subparagraph or Exhibit are to the same contained in or attached to this Agreement.

            5.8 Valid and Severability. If any provision of this Agreement contravenes any laws and such contravention would thereby invalidate this Agreement, then such provision is declared to be invalid and subject to severance from the remaining portions of this Agreement and this Agreement shall be read and construed as though it did not contain such provision in a manner to give effect to the intention of the Parties to the fullest extent possible.

            5.9 Arbitration. Any dispute or claim arising under or with respect to this Agreement shall be settled by arbitration in Denver, Colorado. The Party requesting arbitration shall serve upon the other Party notice demanding arbitration with the name and address of the arbitrator appointed by it and describing the issue or issues to be arbitrated; the other Party shall within 20 days after receipt of that notice, appoint an arbitrator and notify the first Party of the arbitrator's name and address and of any other issue or issues to be arbitrated. The two arbitrators so named shall appoint a third arbitrator within a period of 30 days after which the first Party receives notice of appointment of the second arbitrator. If the Party upon which demand for arbitration is served fails to appoint an arbitrator within 20 days, or if the two arbitrators so named fail to appoint a third arbitrator within 30 days, then the Party demanding the arbitration in the first case and either Party in the second case, may apply to an appropriate court to appoint an arbitrator; and in the case of a Party failing to appoint an arbitrator, the Party demanding arbitration may at the same time also request the court to appoint its arbitrator. The decision or award of the three arbitrators will be final and binding upon the Parties. Any decision or award rendered by the arbitrators may be entered as a judgment or order in any court having jurisdiction.

            5.10 Affiliate. As used herein, an "affiliate" of any Party means any person, corporation, partnership or other entity controlling, controlled by or under common control with such Party.

            5.11 Cooperation and Assistance. Each Party agrees to use all commercially reasonable efforts to support the other Party in its efforts under this Agreement and to agree upon mutually acceptable development responsibilities with respect to the Joint Products. In addition, if any provision of this Agreement inhibits either Party from remaining competitive in the marketplace, the Parties agree to negotiate in good faith an amendment to this Agreement to minimize or eliminate such hindrance to the extent reasonably acceptable to the Parties.

            5.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single instrument.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

                                 ELECTRONICS ACCESSORY


                                 By: /s/ Charles R. Mollo
                                     -------------------------------------------
                                 Its: Chief Executive Officer
                                      ------------------------------------------

                                 Address:

                                 7855 East Evans Road, Suite A
                                 Scottsdale, Arizona 85260
                                 Attn: President


                                 EXTENDED SYSTEMS INCORPORATED


                                 By: /s/ Holmes Lundt
                                     -------------------------------------------
                                 Its: Vice President, Business Development
                                      ------------------------------------------

                                 Address:

                                 5777 Meeker Avenue
                                 -----------------------------------------------
                                 Boise, Idaho 83713
                                 -----------------------------------------------
                                 Attn: Contracts Administrator
                                       -----------------------------------------

                                    EXHIBIT A

                                 JOINT PRODUCTS


Product 1

      [*]

Product 2

      [*]

      The definition of Product 2 will be mutually agreed to by the Parties, based on market, cost and technical factors.


[*]  CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B


1) Extended will generally be responsible for firmware and software development of the Joint Products.

2) EASi will generally be responsible for industrial and mechanical design of the Joint Products and hardware integration and manufacturability of the Joint Products.

3)    Extended and EASi will jointly manage the development of the Joint
      Products.

4) The Parties will share on a [*] basis the [*] related to the Joint Products. Each Party shall bear its own cost for other contributions to the develop effort. The Parties may elect to offset certain costs, upon mutual agreement, for contributions outside their general areas of responsibility.

5) Extended shall have the right to purchase from EASi mutually-developed plastics at cost plus [*]% of the tooling amortization, for use with its JetEye products and future derivatives.


[*]  CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C

                              DEVELOPMENT SCHEDULE


      The Parties will use all commercially reasonable efforts to prepare a mutually acceptable development schedule as soon as practicable after the date hereof.

                                    EXHIBIT D


      Extended shall not sell any EASi Products to the following:

      1.    [*]; or

      2.    [*].


[*]  CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT E

                         EXAMPLE OF EASI IR PRODUCT SALE
                         PRICE TO EXTENDED SYSTEMS, INC.


[*]                                                            $[*]
[*]                                                             [*]
[*]                                                             [*]
[*]                                                             [*]
[*]                                                             [*]
[*]                                                             [*]
[*]                                                             [*]


[*]  CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT F

                               NORTH AMERICA ONLY


      EASi shall not sell any Extended or Joint Products to any of the following:

[*]


[*]  CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT G

                               LICENSED TECHNOLOGY


      Extended, through this agreement, grants to EASi a royalty-bearing, non-exclusive, limited transferable right to use Licensed Technology for the purposes described in Section 2.2.

      The Licensed Technology includes the following elements:

      -       [*]
      -       [*]
      -       [*]
      -       [*]
      -       [*]
      -       [*]


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
                                 FIRST AMENDMENT
                                       TO
                   SALES, LICENSE AND NONCOMPETITION AGREEMENT


      THIS FIRST AMENDMENT TO SALES, LICENSE AND NONCOMPETITION AGREEMENT (the "Amendment"), dated as of December 24, 1996, is entered into by and between Electronics Accessory Specialists International, Inc., a Delaware corporation ("EASi"), and Extended Systems Incorporated, a Delaware corporation ("Extended"). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

                                   WITNESSETH:

      WHEREAS, Extended and Electronics Accessory Specialists International, L.L.C., a Delaware limited liability company, which has been merged with and into EASi, are parties to that such Sales, License and Noncompetition Agreement, dated as of June 14, 1996 (the "Agreement");

      WHEREAS, the parties hereto desire to amend the Agreement to the extent provided herein; and

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      A. Amendment to Regulations. The Agreement is hereby amended as follows:

            (1) Section 1.2 shall apply to EASi Networking Products to the same extent as it applies to other EASi Products, except that for EASi Networking Products the multiplier shall be [*]%, instead of [*]%.

            (2) Subsection (a) of Section 2.1 of the Agreement is hereby amended to read in its entirety as follows:

                  "(a)  IR Products. The "EASi IR Products" shall be the EASi developed, licensed or otherwise acquired equipment and products which incorporate the Licensed Technology pertaining or related to the technology described in Exhibit G attached hereto and are marketed and distributed by EASi through any of its distribution channels."


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
            (3) Subsection (b) of Section 2.1 of the Agreement is hereby amended to read in its entirety as follows:

                  "(b)  Licensed Technology. The "Licensed Technology" consists of the infrared and networking technologies developed by Extended and described in the specifications attached hereto as Exhibits G and H, respectively, and any and all Extended-developed additions, improvements, innovations, enhancements, modifications, variations, changes or the like of or related in any way to the technologies described in Exhibits G and H (now or in the future)."

            (4) A new subsection (c) is hereby added to Section 2.1 of the Agreement, which subsection shall read in its entirety as follows:

                  "(c)  Networking Products. The EASi Networking Product(s)
            shall be the EASi developed, licensed or otherwise acquired equipment and products which incorporate the Licensed Technology pertaining or related to the technology described in Exhibit H attached hereto and are marketed and distributed by EASi through any of its distribution channels."

            (5) Section 2.2 of the Agreement is hereby amended to read in its entirety as follows:

                  "2.2  License Grants. Extended hereby grants to EASi a royalty bearing, non-exclusive, limited transferable (i.e., transfer shall be limited to entities controlled by, controlling or under the control of EASi), [*], to use, [*] and incorporate the Licensed Technology into EASi IR Products and EASi Networking Products, and to manufacture, distribute and sell products which incorporate the Licensed Technology."

            (6) The second sentence of Section 2.3 of the Agreement is hereby amended to read in its entirety as follows:

                  "Except for the license granted hereunder, all rights, title and interest in the Licensed Technology, the specifications (Exhibits G and H), and updates, developments, enhancements or modifications thereto made by Extended shall at all times remain with Extended."

            (7) EASi agrees to pay to Extended royalty payments on EASi Networking Products equal to [*] percent ([*]%) of the sale price actually received by EASi (net of returns and allowances) of such sold EASi Networking Products; provided, however, that [*] with respect to sales of EASi Networking Products [*]. The payment of royalties for EASi Networking Products shall be the same as that provided for in subsections 2.10(b) and
      (c) of the Agreement for EASi IR Products.


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
            (8) Subsections 2.4(b), 2.6(b), 4.1(a) and 4.1(b) of the Agreement are hereby amended to include the EASi Networking Products to the same extent as the EASi IR Products are included in such subsections.

            (9) A new Exhibit H is hereby added to the Agreement, which Exhibit H is attached hereto as Exhibit H.

      (B)   Miscellaneous.

            (1) This Amendment shall be governed by the laws of the State of Delaware.

            (2) Except as specifically provided herein, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                 ELECTRONICS ACCESSORY SPECIALISTS
                                   INTERNATIONAL, INC.


                                 By: /s/ Charles R. Mollo
                                     -------------------------------------------
                                     Charles R. Mollo,
                                     Chief Executive Officer


                                 EXTENDED SYSTEMS INCORPORATED


                                 By: /s/ Holmes Lundt
                                     -------------------------------------------

                                 Title: Vice President, Business Development
                                        ----------------------------------------


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
                                    EXHIBIT H

                               LICENSED TECHNOLOGY


      Extended, through this agreement, grants to EASi a royalty-bearing, non-exclusive, limited transferable right to use Licensed Technology in EASi docking products (EASi Networking Products). This license is restricted to use exclusively with the EASi networked docking products.

      The Licensed Technology includes all of the following elements:

      -      [*]
      -      [*]
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[*]  CONFIDENTIAL TREATMENT REQUESTED